Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-63912 on Form S-8 of our report dated June 23, 2008, relating to the financial statements and financial statement schedule of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of Jack Henry & Associates, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 27, 2008